EXHIBIT 10.2

August 2, 2010

CSCA Capital Advisors, LLC
280 Park Avenue
New York, New York  10017

Re:  Placement of Common Stock of LTC Properties, Inc.

Dear Sirs:

This letter (the “Agreement”) confirms our agreement to retain CSCA Capital Advisors, LLC (the “Placement Agent”) as our exclusive agent for a period commencing on the date of this letter and terminating on August 16, 2010, unless extended by the parties, to introduce LTC Properties, Inc., a Maryland corporation (the “Company”), to certain investors as prospective purchasers (the “Offer”) of up to 1,970,000 shares (such number of shares actually sold, the “Securities”) of the Company’s Common Stock, par value $0.01 per share (the “Shares”).  The engagement described herein (i) may be terminated by the Company at any time prior to the Closing (as defined below) and (ii) shall be in accordance with applicable laws and pursuant to the following procedures and terms and conditions:

1.             The Company will:

A.            Cause the Company’s independent public accountants to address to the Company and the Placement Agent and deliver to the Company, the Placement Agent and the Purchasers (as such term is defined in the Purchase Agreement dated the date hereof between the Company and the purchasers party thereto (the “Purchase Agreement”) (i) a letter or letters (which letters are frequently referred to as “comfort letters”) dated the date hereof, and (ii) if so requested by the Placement Agent, a “bring-down” letter delivered the date on which the sale of the Securities is consummated pursuant to the Purchase Agreement (such date, a “Closing Date” and the time of such consummation on the Closing Date, a “Closing,”), which, with respect to the letter or letters referred to in clause (i) above, will be substantially in the form attached hereto as Annex I, and with respect to the letter or letters referred to in clause (ii) above, will be in form and substance reasonably satisfactory to the Placement Agent.

B.            On the Closing Date, cause special securities counsel to the Company to deliver opinions to the Placement Agent and the Purchasers substantially in the form of Annex II hereto and otherwise in form and substance reasonably satisfactory to the Placement Agent and its counsel, and cause the Maryland counsel to the Company to deliver opinions to the Placement Agent and the Purchasers substantially in the form of Annex III hereto.

C.            Prior to the Closing, the Company shall not sell or approve the solicitation of offers for the purchase of additional Shares in excess of the amount which shall be authorized by the Company or in excess of the aggregate offering price of the Shares registered pursuant to the Registration Statement (as defined below).

D.            Use the proceeds of the offering contemplated hereby as set forth under the caption “Use of Proceeds” in the Prospectus Supplement (as defined below).

E.             On the Closing Date, the Company shall deliver to the Placement Agent and the Purchasers a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, setting forth that each of the representations and warranties contained in this Agreement shall be true on and as of the Closing Date as if made as of the Closing Date and each of the conditions and covenants contained herein shall have been complied with to the extent compliance is required prior to the Closing Date, and shall have delivered such other customary certificates as the Placement Agent shall have reasonably requested.

2.             The Company authorizes the Placement Agent to use the Prospectus (as defined below) in connection with the Offer for such period of time as any such materials are required by law to be delivered in connection therewith and the Placement Agent agrees to do so.

3.

(a)           The Placement Agent will use commercially reasonable efforts on behalf of the Company in connection with the Placement Agent’s services hereunder.  No offers or sales of Securities shall be made to any person without the prior approval of such person by the Company, such approval to be at the reasonable discretion of the Company.  The Placement Agent’s aggregate fee for its services hereunder will be an amount equal to $366,090 (such fee payable by the Company at and subject to the consummation of the Closing).  The Company, upon consultation with the Placement Agent, may establish in the Company’s discretion a minimum aggregate amount of Shares to be sold in the offering contemplated hereby, which minimum aggregate amount shall be reflected in the Prospectus.  The Placement Agent will not enter into any agreement or arrangement with any broker, dealer or other person in connection with the placement of Securities (individually, a “Participating Person” and collectively, “Participating Persons”) which will obligate the Company to pay additional fees or expenses to or on behalf of a Participating Person without the prior written consent of the Company, it being understood that Weeden & Co. LP will be acting as settlement agent (“Settlement Agent”) in connection with the Closing and the Company will pay the fees and expenses of the Settlement Agent which shall be calculated at the rate of $0.02 per Security sold.

(b)           The Company agrees that it will pay its own costs and expenses incident to the performance of its obligations hereunder whether or not any Securities are offered or sold pursuant to the Offer, including, without limitation, (i) the filing fees and expenses, if any, incurred with respect to any filing with the New York Stock Exchange, (ii) all costs and expenses incident to the preparation, issuance, execution and delivery of the Securities, (iii) all costs and expenses (including filing fees) incident to the preparation, printing and filing under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement and the Prospectus, including, without limitation, in each case, all exhibits, amendments and supplements thereto, (iv) all costs and expenses incurred in connection with the required registration or qualification of the Securities issuable under the laws of such jurisdictions as the Placement Agent may reasonably designate, if any, (v) all costs and expenses incurred by the Company in connection with the printing (including word processing and duplication costs) and delivery of the Prospectus and Registration

Statement (including, without limitation, any preliminary and supplemental blue sky memoranda) including, without limitation, mailing and shipping, (vi) all fees and expenses incurred in marketing the Offer, and (vii) the fees and disbursements of Reed Smith LLP, special securities counsel to the Company, Ballard Spahr LLP, special Maryland counsel to the Company, any other counsel to the Company, and Ernst & Young LLP, auditors to the Company.  In addition, the Company agrees to reimburse the Placement Agent for all out-of-pocket expenses of the Placement Agent in connection with the Offer including, without limitation, the reasonable legal fees, expenses and disbursements of the Placement Agent’s counsel in connection with the Offer in an amount not to exceed $30,000.

(c)           The Company will indemnify and hold harmless the Placement Agent and each of its partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys, agents, and each person, if any, controlling the Placement Agent or any of its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “Placement Agent Indemnitees”), from and against any and all losses, claims, damages, liabilities or costs (and any reasonable legal or other expenses incurred by such Placement Agent in investigating or defending the same or in giving testimony or furnishing documents in response to a request of any government agency or to a subpoena) in any way relating to, arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus or any Preliminary Prospectus (as defined below) or in any way relating to, arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such indemnity agreement shall not, however, apply to any such loss, claim, damage, liability, cost or expense (i) if such statement or omission was made in reliance upon or in conformity with information furnished in writing to the Company by the Placement Agent or its affiliates or any of the Purchasers, Investment Advisors or Broker-Dealers (as defined in the Purchase Agreement) or their respective affiliates expressly for use in the Prospectus Supplement, or (ii) which is held in a final judgment of a court of competent jurisdiction (not subject to further appeal) to have arisen out of (x) the gross negligence or willful misconduct of the Placement Agent, any Placement Agent Indemnitee described in this paragraph 3(c), Purchaser, Investment Advisor, or Broker-Dealer or (y) a breach of Placement Agent’s representations and warranties in paragraph 5 hereof.

(d)           The Placement Agent will indemnify and hold harmless the Company and each of its directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys, agents, and each person controlling the Company or any of its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs or expenses (and any reasonable legal or other expenses incurred by such indemnitee in investigating or defending the same or in giving testimony or furnishing documents in response to a request of any government agency or to a subpoena) (i) which are held in a final judgment of a court of competent jurisdiction (not subject to further appeal) to have arisen out of the gross negligence or willful misconduct of such Placement Agent or any of its respective partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys, agents, or any person controlling the Placement Agent or any of its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or (ii) relating to, arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement or in any way relating to, arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon or in conformity with information furnished in writing to the Company by the Placement Agent or its affiliates or any of the Purchasers, Investment Advisors or Broker-Dealers or their respective affiliates expressly for use in the Prospectus Supplement, or (iii) which result from violations by the Placement Agent of law or of requirements, rules or regulations of federal or state securities regulators, self-regulatory associations or organizations in the securities industry, stock exchanges or organizations with similar functions or responsibilities with respect to securities brokers or dealers, as determined by a court of competent jurisdiction or applicable federal or state securities regulators, self-regulatory associations or organizations in the securities industry or stock exchanges or organizations, as applicable.

(e)           If any action, proceeding or investigation is commenced as to which any indemnified party hereunder proposes to demand indemnification under this letter agreement, such indemnified party will notify the indemnifying party with reasonable promptness.  The indemnifying party shall have the right to retain counsel of its own choice (which counsel shall be reasonably satisfactory to the indemnified party) to represent it and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnified party and any counsel designated by the indemnified party; provided, however, it is understood and agreed that if the indemnifying party assumes the defense of a claim for which indemnification is sought hereunder, it shall have no obligation to pay the expenses of separate counsel for the indemnified party, unless defenses are available to the indemnified party that make it impracticable for the indemnifying party and the indemnified party to be represented by the same counsel in which case the indemnified party shall be entitled to retain one counsel.  The indemnifying party will not be liable under this letter agreement for any settlement of any claim against the indemnified party made without the indemnifying party’s written consent.

(f)            In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this paragraph 3 is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provided for indemnification in such case, then the Company, on the one hand, and the Placement Agent, on the other hand, shall contribute to the losses, claims, damages, liabilities or costs to which the indemnified persons may be subject in accordance with the relative benefits received from the offering and sale of the Securities by the Company, on the one hand, and the Placement Agent, on the other hand (it being understood that, with respect to the Placement Agent, such benefits received are limited to fees actually paid by the Company and received by the Placement Agent pursuant to this Agreement), and also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or costs, and any relevant equitable considerations shall also be considered.  No person found liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.  Notwithstanding the foregoing, the Placement Agent shall not be obligated to contribute any amount hereunder that exceeds the fees received by the Placement Agent in respect to the offering and sale of the Securities.

4.             The Company represents and warrants to the Placement Agent as of the date hereof and as of the Closing Date as follows:

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (File Number 333-167433) relating to securities, including the Capital Shares, on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of certain securities, including the Capital Shares. Such Registration Statement (as defined below), including any amendments thereto filed prior to the date hereof, has been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued or is in effect and no proceeding for that purpose has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Act has been received by the Company. The Company has paid the required SEC filing fees relating to the Capital Shares. The Company has filed with the SEC the Prospectus Supplement relating to the Capital Shares in accordance with Rule 424(b).  As filed and as delivered to CSCA Capital Advisors, LLC, in its capacity as placement agent (the “Placement Agent”) on the date hereof, the Prospectus contains all information required by the Act and the rules thereunder and  no order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC. The Registration Statement, at the date hereof meets the requirements set forth in Rule 415(a)(1)(x). The initial effective date of the Registration Statement was not earlier than the date three years before the date hereof.  “Registration Statement” shall mean the registration statement referred to above, including exhibits and financial statements, schedules and any prospectus supplement relating to the Capital Shares that is filed with the SEC pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the date hereof and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.  “Base Prospectus” shall mean the base prospectus referred to above contained in the Registration Statement at the date hereof.  “Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Capital Shares that was first filed pursuant to Rule 424(b) at or prior to the date hereof.  “Prospectus” shall mean the Base Prospectus, as supplemented by the most recent Prospectus Supplement that was filed pursuant to Rule 424(b) prior to the date hereof.  “Preliminary Prospectus” means any preliminary form of Prospectus Supplement used in the marketing of the Securities. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration

Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)           Since the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or any development which could reasonably be expected to give rise to a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and the subsidiaries of the Company, if any (the “Subsidiaries”), considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) other than regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of equity securities.  The Registration Statement complies in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder (including the filing of any required exhibits thereto) and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), on the date hereof and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Capital Shares, the Prospectus (together with any supplement thereto) has complied and complies on the date hereof in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder (the “Regulations”) (including the filing of any required exhibits thereto) and does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The statements in the Prospectus and any document that is incorporated by reference therein under the headings “Risk Factors—Congress and the States Have Enacted Health Care Reform and Budget Measures,” “Risk Factors—Provisions in Our Articles of Incorporation May Limit Ownership of Shares of Our Capital Stock,” “Risk Factors—Certain provisions of Maryland law and our Charter and Bylaws could hinder, delay or prevent changes in control,” “General Description of the Offered Securities,” “Description of Debt Securities,” “Description of Our Common Stock,” “Description of Our Preferred Stock,” “Restrictions on Ownership and Transfer,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Business—Government Regulation,” “Business—Legislative Developments” and “Business—Taxation of Our Company” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries or descriptions thereof in all material respects.

(c)           The Company has been duly organized as a corporation and is validly existing in good standing under the laws of the State of Maryland.  Each of the Subsidiaries of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.  Each of the Company and its Subsidiaries has the required power and authority to own and lease its properties and to conduct its business as described in the Prospectus; and each of the Company and its Subsidiaries is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise.

(d)           As of the date hereof, the authorized capital stock of the Company consists   of 45,000,000 shares of Common Stock, par value $0.01 per share of which 23,799,484 shares of Common Stock were outstanding (without giving effect to any Capital Shares issued or to be issued as contemplated by this Agreement), and 15,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”, and together with the Common Stock, the “Securities”), of which 2,000,000 shares have been designated as 8.5% Series C Cumulative Convertible Preferred Stock, par value $0.01 per share, $19.25 liquidation value per share of which 2,000,000 shares are issued and outstanding shares (the “Series C Preferred Stock”),  2,200,000 shares have been designated as 8.5% Series E Cumulative Convertible Preferred Stock, par value $0.01 per share, $25 liquidation value per share, of which 37,816 shares are issued and outstanding shares (the “Series E Preferred Stock”) and 6,640,000 shares have been designated as 8.0% Series F Cumulative Preferred Stock par value $0.01 per share, $25 liquidation value per share, of which 5,894,216 shares of the Series F Preferred Stock are issued and outstanding shares(the “Series F Preferred Stock”).  The issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities have been duly authorized, and when issued in accordance with the terms of the Company’s Charter and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable and will be listed, subject to notice of issuance, on the New York Stock Exchange, effective as of the next trading day; the Common Stock, and the Series C Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock of the Company conform to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights.

(e)           Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject except where such violation or default would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise; and

the execution, delivery and performance of this Agreement, and the issuance and delivery of the Securities and the consummation of the transactions contemplated herein have been duly authorized by all necessary action and will not conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Charter of the Company, as amended and supplemented, by-laws or other organizational documents of the Company or any of its Subsidiaries or any law, administrative regulation or administrative or court decree applicable to the Company.

(f)            Commencing with its taxable year ending December 31, 1992, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation, as described in the Charter or Bylaws of the Company, the Registration Statement and the Prospectus, will enable the Company to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code.

(g)           The Company is not required to be registered under the Investment Company Act of 1940, as amended.

(h)           No legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties that are required to be described in the Registration Statement or the Prospectus and are not described therein.

(i)            No authorization, approval or consent of any court or United States federal or state governmental authority or agency is necessary in connection with the sale of the Securities as contemplated hereunder, except such as may be required under the Act or the Regulations or state securities laws or real estate syndication laws.

(j)            The Company and its Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them, except where the failure to possess such certificates, authority or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise.  Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise, nor, to the knowledge of the Company, are any such proceedings threatened or contemplated.

(k)           The Company has full power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

(l)            As of the dates set forth therein or incorporated by reference, the Company or its Subsidiaries had good and marketable title or valid leasehold interest to all of the properties and assets reflected in the audited financial statements contained in the Prospectus, subject to no lien, mortgage, pledge or encumbrance of any kind except (i) those reflected in such financial statements, (ii) as are otherwise described in the Prospectus, (iii) as do not materially adversely affect the value of such property or interests or interfere with the use made or proposed to be made of such property or interests by the Company and each of its Subsidiaries or (iv) those which constitute customary provisions of mortgage loans secured by the Company’s properties creating obligations of the Company with respect to proceeds of the properties, environmental liabilities and other customary protections for the mortgagees.

(m)          The Company and its Subsidiaries, and to the Company’s knowledge, each tenant and each mortgagee, are (i) in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect.  Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.  To the Company’s knowledge, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under or about any property owned by the Company or any of its Subsidiaries.

(n)           Any certificate signed by any officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

(o)           Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will cause the Company to violate or be in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(p)           The statements set forth in the Base Prospectus under the caption “Description of Common Stock” in so far as such statements purport to summarize provisions of laws or documents referred to therein, are correct in all material respects and fairly present the information required to be presented therein.

(q)           There is no contract, agreement, indenture or other document to which the Company or any of its Subsidiaries is a party required to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 or any subsequent Exchange Act filings prior to the date hereof that has not been so filed as required.

5.             The Placement Agent represents and warrants to the Company that (i) it is duly registered and in good standing as a broker-dealer under the Exchange Act and licensed or otherwise qualified to do business as a broker-dealer with the Financial Industry Regulatory Authority and  in all states in which it will offer any of the Securities pursuant to this Agreement, (ii) assuming the Prospectus complies with all relevant provisions of the Act in connection with the offer and sale of the Securities, the Placement Agent will conduct all offers and sales of the Securities in compliance with the relevant provisions of the Act, the Regulations, the Exchange Act and the regulations promulgated thereunder, and various state securities laws and regulations (iii) the Placement Agent will only act as agent in those jurisdictions in which it is authorized to do so and (iv) the Placement Agent will not distribute to any Purchaser, Investment Advisor or Broker-Dealer any written material relating to the offering contemplated hereby other than the Registration Statement, or the Prospectus or any Preliminary Prospectus.

6.             Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and:

(a)           if to the Placement Agent, shall be sufficient in all respects if delivered or sent by facsimile to 212-446-9181 or by certified mail to CSCA Capital Advisors, LLC, 280 Park Avenue, New York, NY, 10017, Attention:  Bradley Razook

(b)           if to the Company, shall be sufficient in all respects if delivered or sent to the Company by facsimile to (805) 981-8663 or by certified mail to LTC Properties, Inc. 31365 Oak Crest Drive Suite 200 Westlake Village, CA 91361, Attention:  Wendy Simpson.

5.             The obligations and liabilities of the Company and the Placement Agent under this Agreement are not dependent on the several obligations of the Company and the Manager under the Purchase Agreement or upon the consummation of the Purchase Agreement by the Manager.

6.             This Agreement shall be governed by the laws of the State of New York governing contracts made and to be performed in such State without giving effect to principles of conflicts of law.

7.             This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same Agreement.  Executed counterparts may be delivered by facsimile.

8.             When used herein, the phrase “to the knowledge of” the Company or “known to” the Company or any similar phrase means the actual knowledge of the Chief Executive Officer or Chief Financial Officer of the Company and includes the knowledge that such officers would have obtained of the matter represented after reasonable due and diligent inquiry of those employees of the Company whom such officers reasonably believe would have actual knowledge of the matters represented.

If the foregoing is in accord with your understanding of our agreement, please sign in the space provided below and return a signed copy of this letter to the Company.

Sincerely,

LTC Properties, Inc.

By:	/s/ Wendy Simpson
	Name:	Wendy Simpson
	Title:	CEO & President

Accepted by:

CSCA CAPITAL ADVISORS, LLC

By:	/s/ Laurent X. de Marval
Name: Laurent X. de Marval
Title: Managing Director

Annex I

Comfort Letter

1.                                       We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

2.                                       In our opinion, the consolidated financial statements and financial statement schedule audited by us and included in the Company’s Annual Report on Form 10-K at December 31, 2009, and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations adopted by the SEC.

3.                                       We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2009. We also have not audited the effectiveness of the Company’s internal control over financial reporting as of any date subsequent to December 31, 2009. The purpose (and therefore the scope) of our audit for the year ended December 31, 2009 was to enable us to express our opinion on (i) the consolidated financial statements at December 31, 2009 and for the year then ended, but not on the financial statements for any interim period within such year, and (ii) the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2009, but not on the effectiveness of the Company’s internal control over financial reporting as of any date or for any period within the year ended December 31, 2009. Therefore, we are unable to express and do not express an opinion on: the unaudited consolidated balance sheets at March 31, 2010 and June 30, 2010, the unaudited consolidated statements of income for the three month-periods ended March 31, 2010 and 2009, and June 30, 2010 and 2009, and the six-month periods ended June 30, 2010 and 2009, or the unaudited consolidated statements of cash flows for three-month periods ended March 31, 2010 and 2009 and the six-month periods ended June 30, 2010 and 2009, all incorporated by reference in the Registration Statement from the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2010; or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2009; or on the effectiveness of the Company’s internal control over financial reporting as of any date or for any period within the year ended December 31, 2009 or subsequent to December 31, 2009.

4.                                       For purposes of this letter, we have read the 2010 minutes and written consent of the meetings of the shareholders and the Board of Directors and committees thereof as set forth in the minute books through August 2, 2010, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein except for the meetings of the Board of Directors, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, which occurred on May 26, 2010; the meetings of the Board of Directors and the Audit Committee, which occurred on June 25, 2010; and the meetings of the Board of Directors, the Audit

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Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, which occurred on July 30,2010, for which minutes have not been approved. With respect to these meetings, we have obtained from the Secretary a summary of the topics discussed at these meetings. We have also carried out other procedures to August 2, 2010:

a.               With respect to the three-month periods ended March 31 and June 30, 2010 and 2009 and the six-month periods ended June 30, 2010 and 2009, we have:

1)              performed the procedures specified by the PCAOB for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited consolidated financial statements for these periods, described in 3. above, included in the Company’s quarterly reports on Forms 10-Q for the quarters ended March 31and June 30, 2010 incorporated by reference in the Registration Statement; and

2)              inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial statements referred to under 4.a.(1) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.                                       Officials of the Company have advised us that no consolidated financial statements as of any date or for any period subsequent to June 30, 2010 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after June 30, 2010 have, of necessity, been even more limited than those with respect to the periods referred to in 4. above. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether: (i) at August 2, 2010 there was any increase in bank borrowings, mortgage loans payable, bonds payable and capital lease obligations of the Company or any decreases in consolidated total equity of the Company as compared with the amounts shown on the December 31, 2009 audited consolidated balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from July 1, 2010 to August 2, 2010 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenue or consolidated income from continuing operations, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur. On the basis of these inquiries and our reading of the minutes as described in 4. above, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.

6.                                       Audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those procedures enumerated below, and accordingly, we do not express an opinion thereon.

7.                                       However, for purposes of this letter we also read the items identified by you on the attached copies of selected pages of the Company’s prospectus supplement dated August 2, 2010, the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Company’s 2010 proxy statement, and the Company’s Forms 10-Q for the quarters ended March 31 and June 30, 2010, and have performed the following additional procedures, identified in the letters below:

A.           Compared to or derived from amounts in the Company’s audited consolidated financial statements (including the notes thereto) and related financial statement schedules included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and found the amounts or percentages to be in agreement.

B.             Compared to or derived from amounts in manually prepared analyses prepared by the Company from information included in its accounting records and found the amounts or percentages to be in agreement.  With respect to the salary, fees earned or paid in cash, bonus, stock awards, option awards and all other compensation disclosed or listed in the summary compensation  table and director compensation table and the related footnotes on pages 19-21, 23, 27, and 33, respectively, of the 2010 proxy statement, we make no legal representations as to questions of legal interpretation regarding the completeness or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation.

In addition, we do not comment on the following:

•                  Location

•                  Type of property

•                  Asset mix, investment asset mix, operational asset mix, geographical asset mix

•                  Classification as and definition of same store

C.             Verified the arithmetic accuracy of the amount or percentage through recomputation.

D.            Compared to or derived from amounts in the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Forms 10-Q for the quarters ended March 31 and June 30, 2010 and found the amounts or percentages to be in agreement.

E.              Compared to or derived from amounts in the Company’s audited consolidated financial statements (including the notes thereto) and related financial statement schedules included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and noted amount was different.  The correct amount provided by the Company is noted adjacent to the typed amount.

F.              Proved the arithmetic accuracy of the percentages or amounts within the capitalization table on page S-11 of the prospectus supplement, based on the data in the information as set forth or incorporated by reference in the Registration Statement including the Company’s prospectus supplement dated August 2, 2010, accounting records, and analyses. We make no comment as to the appropriateness or completeness of the Company’s determination of the Regulation S-K requirements for quantitative and qualitative disclosures about market risks nor with respect to the reasonableness of the assumptions underlying the disclosures.

8.                                       It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above.  Further, we have addressed ourselves solely to the foregoing data as set forth in the registration statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

Annex II

Opinion of Reed Smith LLP

•                       The Registration Statement has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b); and, to the best of our knowledge, based solely on one or more certificates of one or more officers of the Company and having been so advised by a member of the staff of the SEC in a telephonic conversation on the date hereof, no stop order suspending the effectiveness of the Registration Statement, and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto, has been issued, nor, to the best of our knowledge, based solely on one or more certificates of one or more officers of the Company, has any proceeding for that purpose been instituted or threatened by the SEC.

•                       The Registration Statement and the Prospectus (including the documents incorporated by reference therein) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules and regulations of the SEC thereunder with respect to the offering of the Securities by the Company; provided, however, that we express no opinion with respect to the financial statements, the notes thereto and related schedules and the accuracy of the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom.  In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.  We express no opinion with respect to any securities covered under the Registration Statement other than the Securities.

•                       The statements included or incorporated by reference in the Registration Statement and the Prospectus under the captions “Risk Factors—Congress and the States Have Enacted Health Care Reform and Budget Measures”, “Business—Government Regulation” and “Business—Legislative Developments” insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries or descriptions thereof in all material respects.

•                       The Company is not and, after giving effect to the offering and sale of the Securities by the Company as provided for in the Purchase Agreement, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

•                       Assuming the due authorization, execution and delivery of the Agreements by the Company and the other parties thereto (such other parties, the “Other Parties”): (a) the execution, delivery and performance of the Agreements, and the issuance, sale and delivery of the Securities by the Company as provided for in the Agreements does not (i) violate any California, New York or federal order, decree, judgment, statute, law, rule or regulation (other than federal or state securities laws, which are specifically addressed elsewhere herein) to which the Company or any of its property or assets is subject and of which we have knowledge or (ii) result in a material breach of, or constitute (upon notice or lapse of time or both) a material default under, or result in any material violation of, or result in the creation or imposition of any lien, charge, encumbrance upon any material property or assets of the Company and its Subsidiaries taken as a whole pursuant to, any material contract, agreement, loan document or indenture filed as an exhibit to (A) the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, (B) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, or (C) the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010 and (b) each of the Agreements is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.  No opinion is expressed in this paragraph 1: (I) as to any antifraud laws that may be applicable; or (II) with respect to, or the effect of, any financial, numerical, statistical or accounting data or information.

•                       Except for permits and similar authorizations required under state securities or Blue Sky laws, as to which we express no opinion, to the best of our knowledge, no consent, approval, license, authorization or other order of any California, Delaware, New York or federal court, regulatory body, administrative agency or other governmental body is required to be obtained by the Company in connection with the issuance and delivery of the Securities by the Company as provided for in the Purchase Agreement, except for any such consent, approval, license, authorization or other order that has been obtained.

•                       Based solely on one or more certificates of one or more officers of the Company and the Subsidiaries, to the best of our knowledge, and with the additional understanding that we have made no independent review or search of any dockets or records or made inquiries of any court, administrative agency or governmental authority or otherwise conducted any independent investigation, no legal or governmental proceedings are pending or threatened to which the Company or any of its Subsidiaries is a party or to which the property of the Company is subject and that are required to be described in the Registration Statement or the Prospectus and are not described therein.

•                       Commencing with its taxable year ending December 31, 1992, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation, as described in the Charter or Bylaws of the Company, the Registration Statement, the Prospectus and the representations by the Company, will enable the Company to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code.

•                       The statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 set forth under the caption “Taxation of Our Company” and included in or incorporated by reference in the Registration Statement and the Prospectus under the captions “Certain U.S. Federal Income Tax Considerations,” to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

In addition, in the course of the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the

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Company and with representatives of the Company’s independent auditors, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed.  Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation (relying, as to the factual matters underlying the determination of materiality, to a large extent upon the statements of officers or other representatives of the Company), no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and the date hereof, contained or contains any untrue statement of a material fact required to be stated therein or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to (I) the financial statements, the notes thereto and related schedules and other financial, numerical, statistical and accounting data included in, incorporated by reference in, or omitted from, the Registration Statement or Prospectus or (II) any of the material contained under the heading “Plan of Distribution” in the Registration Statement or the Prospectus.

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Annex III

Opinion of Ballard Spahr LLP

•                       The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

•                       The Company has the requisite corporate power and authority to own or lease its properties and to conduct its business as described in the Base Prospectus under the caption “Our Company”, to enter into the Purchase Agreement and the Placement Agent Agreement (collectively, the “Agreements”) and to carry out all the terms and provisions of the Agreements to be carried out by it.

•                       The authorized stock of the Company is as set forth in the third paragraph of the section of the Base Prospectus entitled “General Description of the Offered Securities” and consists of (i) 45,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), and (ii) 15,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”) of which 2,000,000 shares  have been classified as 8.5% Series C Cumulative Convertible Preferred Stock (the “Series C Preferred Stock”), 2,200,000 shares have been classified as 8.5% Series E Cumulative Convertible Preferred Stock (the “Series E Preferred Stock”), and 6,640,000 shares have been classified as of 8.0% Series F Cumulative Preferred Stock, (the “Series F Preferred Stock”).

•                       The issuance and sale of the Securities pursuant to the Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment of the agreed consideration therefor in accordance with the provisions of the Purchase Agreement, the Securities will be validly issued, fully paid and non-assessable.

•                       No holders of outstanding shares of stock of the Company are entitled to any preemptive or other similar rights under the Maryland General Corporation Law (the “MGCL”) or under the Charter or Bylaws of the Company to subscribe for or purchase any of the Capital Shares.

•                       The execution and delivery of the Agreement(s) have been duly authorized by all necessary corporate action on the part of the Company and the agreements have been executed and delivered by the Company.

•                       The execution, delivery and performance of the Agreement(s) and the issuance and delivery of the Securities will not conflict with or result in a violation of the provisions of the Charter or Bylaws of the Company, the laws of the State of Maryland (other than securities laws and tax laws as to which we express no opinion), or to our knowledge any decree, judgment or order of any Maryland governmental authority applicable by name to the Company.

•                       The Securities conform as to legal matters in all material respects to the description of the Common Stock of the Company set forth in the section of Base Prospectus entitled “Description of Our Common Stock”.

•                       The Series C Preferred Stock conforms as to legal matters in all material respects to the description thereof set forth under the subheading “Series C Preferred Stock” in the section of the Base Prospectus entitled “Description of Our Preferred Stock”.

•                       The Series E Preferred Stock conforms as to legal matters in all material respects to the description thereof set forth under the subheading “Series E Preferred Stock” in the section of the Base Prospectus entitled “Description of Our Preferred Stock”.

•                       The Series F Preferred Stock conforms as to legal matters in all material respects to the description thereof set forth under the subheading “Series F Preferred Stock” in the section of the Base Prospectus entitled “Description of Our Preferred Stock”.

•                       The statements in the section of the Base Prospectus entitled “Certain Provisions of Maryland Law and of Our Charter and Bylaws”, insofar as such statements purport to summarize provisions of the Charter or Bylaws of the Company or the MGCL, are accurate in all material respects.

•                       No authorization, approval, order or consent of, or filing with, any court or governmental authority of the State of Maryland pursuant to any law of the State of Maryland is necessary in connection with the consummation of the transactions contemplated by the Agreement(s), except those, if any, which have already been obtained or rendered (and except as may be required under the securities laws or tax laws of the State of Maryland, as to which we express no opinion).